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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF ZILOG, INC.


        1.      Zilog Europe, a California corporation.

        2.      Zilog Asia Ltd., a Hong Kong company.

        3.      Zilog Philippines, Inc., a Philippines corporation.

        4. Zilog Electronics Philippines, Inc. a Philippines corporation and wholly owned subsidiary of Zilog Philippines, Inc.

        5.      Zilog Japan KK, a Japanese company.

        6.      Zilog TOA Company, a California corporation.